EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Dec-05
Determination Date	1/12/2006
Distribution / Payment Date	1/17/2006

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	1,713,597,375.91	1,648,429,888.76
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,543,500,455.25	1,489,876,279.68
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,513,497,805.84	1,459,873,630.27

Discount Rate	8.500%

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	—	—	0.0000000
CARAT Class A-2a	3.850%	185,000,000.00	180,059,229.68	164,006,685.22	0.8865226
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	320,213,440.89	291,665,942.89	0.8865226
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	101,222,485.87	92,198,352.76	0.8865226
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,483,495,156.44	1,429,870,980.87	0.7370469
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.40	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.41	1.0000000

Total		2,000,005,298.81	1,543,500,455.25	1,489,876,279.68	0.7449362

LIBOR 4.36938	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	–	—	0.0000000	0.0000000
Class A-2a	16,052,544.46	577,690.03	86.7705106	3.1226488
Class A-2b	28,547,498.00	1,306,022.01	86.7705106	3.9696718
Class A-2c	9,024,133.11	412,845.86	86.7705107	3.9696718
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	1,290,533.48	0.0000000	4.0969317
Class A-3c	–	147,489.54	0.0000000	4.0969317
Class A-4	–	915,551.07	0.0000000	4.1427650
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	328,493.55	0.0000000	4.6927650
Class C	–	360,576.88	0.0000000	5.1510983

Total	53,624,175.57	5,926,119.08	27.6413276	3.0547006

COLT 2005-SN1 Secured Notes	53,624,175.57	6,772,902.68	27.2203571	3.4380170

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	29,693,804.46
Repurchased Contracts	1,318,704.15
Sale Proceeds - Early Terminations (Defaults)	1,940,740.56
Pull Ahead Payments - Actual	66,804.86
Sale Proceeds - Scheduled Terminations	29,300,579.65
Excess Wear and Excess Mileage Received	146,166.15
Other Recoveries Received	495,150.32
Payment Advance for Current Period	2,578,230.22
Residual Advance for Current Period	45,535.30
Pull Ahead Payment Advance	164,549.41
Prior Period Payment Ahead Applied to Current Period	750,082.98
COLT 2005-SN1 Reserve Account Draw	402,181.32

Total Collections	66,902,529.38

II. Distributions

Total Collections	66,902,529.38
Less: Reimbursement of Payment Advance	2,302,255.86
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	567,114.80
Less: Current Period Payment Ahead Received	754,578.65
Less: COLT Servicing Fee	1,286,250.38
Less: Secured Note Interest Distributable Amount	6,772,902.68
Less: Secured Note Principal Distributable Amount	53,624,175.57
Less: COLT 2005-SN1 Reserve Account Deposit	—
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,286,250.38

Excess to be Released to COLT, LLC	309,001.05

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	3,178,371.71

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	6,772,902.68
Secured Note Principal Distributable Amount	53,624,175.57
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	60,397,078.25

II. Distributions

Total Collections	60,397,078.25
Plus: Net Amount Due From Swap Counterparty	612,309.95
Less: CARAT Servicing Fee	12,612.48
Less: Net Amount Due to Swap Counterparty
Less: Noteholders’ Interest Distributable Amount	5,926,119.08
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	53,624,175.57
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	1,446,481.07

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	7,949,777.69
Less: Reimbursement of Outstanding Payment Advance	2,302,255.86
Plus: Current Period Payment Advances	2,578,230.22

Ending Balance of Payment Advance	8,225,752.05

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	45,535.30

Ending Balance of Residual Advance	45,535.30

Beginning Balance of Pull Ahead Payment Advance	744,642.57
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	567,114.80
Plus: Current Period Pull Ahead Payment Advances	164,549.41

Ending Balance of Pull Ahead Payment Advance	342,077.18

Beginning Balance of Payment Ahead Account	2,854,627.25
Less: Prior Period Payment Ahead Applied to Current Period	750,082.98
Plus: Current Period Payment Ahead Received	754,578.65

Ending Balance of Payment Ahead Account	2,859,122.92

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account-Required Amount	151,174,443.01
Beginning Reserve Account Balance	151,576,624.33
Plus: Excess Available	—
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	402,181.32

Ending COLT 2005-SN1 Reserve Account Balance	151,174,443.01

DELINQUENCIES*

	# of Contracts	Amount
31-60 Days Delinquent	2,175	36,078,933.80
61-90 Days Delinquent	371	6,243,078.16
Over 90 Days Delinquent	295	5,411,395.59

Total	2,841	47,733,407.55

*Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	4	80,994.44
61-90 Days Delinquent	2	15,863.08
Over 90 Days Delinquent	4	103,720.32

Total	10	200,577.84

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	2,584,681.99
Less: Aggregate Sales Proceeds	1,940,740.56
Less: Excess Wear and Excess Mileage Received	—
Less: Other Recoveries	40,097.06

Current Period Net Losses on Early Term Defaults	603,844.37

Beginning Cumulative Net Losses on Early Term Defaults	1,739,067.01
Current Period Net Losses	603,844.37

Ending Cumulative Net Losses on Early Term Defaults	2,342,911.38

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	28,143,392.55
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	29,300,579.65
Less: Pull Ahead Payments	66,804.86
Less: Excess Wear and Excess Mileage Received	146,166.15
Less: Other Recoveries	455,053.26

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(1,825,211.37)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(17,630,221.89)
Current Period Net Losses/(Gains)	(1,825,211.37)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(19,455,433.26)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	81,435
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.454%
Weighted Average Original Term	39.16	39.68
Weighted Average Remaining Term	26.93	19.19

Number of Units Terminated during the Month
Scheduled Terminated		1,853
Pull Ahead		96
Early Terminations Not Pull Ahead Not Default		71
Early Terminations Default		155

		2,175

Note: In December there were 301 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25
6	0.73
7	0.38
8	0.40
9	0.38
10	0.00